UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2021

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share 5.75% Notes due 2023	MRCC MRCCL	The Nasdaq Global Select Market The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.

On February 12, 2021, Monroe Capital Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing that it will release its financial results for the fourth quarter and full year ended December 31, 2020 on Tuesday, March 2, 2021, after the close of the financial markets.

ITEM 9.01. Financial Statements and Exhibits.

99.1	Press Release, dated February 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By: /s/ Aaron D. Peck

Name: Aaron D. Peck

Title: Chief Financial Officer

Dated: February 12, 2021